UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 21, 2007

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Offices
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.58

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Offices
Summary Description of 2007 Incentive Plan
On March 21, 2007, the Compensation Committee of the Board of Directors of LSI Logic adopted the 2007 Incentive Plan for the Company (“2007 Incentive Plan”).
The bonus pool under the 2007 Incentive Plan is not funded until the Company meets a predetermined operating income threshold, in both absolute dollars and as a percentage of revenue. Thereafter, the bonus pool increases as operating income, in both absolute dollars and as a percentage of revenue, increases. The maximum bonus pool will not exceed $30 million. The Company’s named executive officers, other than the CEO, as well as other employees of the Company, are eligible to participate in the 2007 Incentive Plan. The target bonus for named executive officers, other than the CEO, is between 60% and 70% of the named executive officer’s base compensation (for Bryon Look, Executive Vice President and Chief Financial Officer – 70%; for Umesh Padval, Executive Vice President, Consumer Products Group – 70%; for D. Jeffrey Richardson, Executive Vice President, Custom Solutions Group – 70%; and Flavio Santoni, Executive Vice President, Worldwide Storage Sales & Marketing – 60%). Actual bonus payments to named executive officers may be greater than or less than the stated target amount dependant on whether actual performance meets or exceeds the specified goals.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.58	Written Description of 2007 Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION,
a Delaware corporation

By:	/s/ Andrew S. Hughes

Andrew S. Hughes
Vice President, General Counsel &
Corporate Secretary
Date: March 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.58	Written Description of 2007 Incentive Plan